UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

SCHEDULE 14A

________________

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

ADIAL PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1180 Seminole Trail, Suite 495
Charlottesville, Virginia 22901

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 11, 2024

December 7, 2023

Dear Stockholders of Adial Pharmaceuticals, Inc.:

You are cordially invited to a Special Meeting of Stockholders (the “Special Meeting”) of Adial Pharmaceuticals, Inc. (the “Company”) to be held at 1180 Seminole Trail, Suite 495, Charlottesville, Virginia 22901, on January 11, 2024, beginning at 9:00 a.m., local time.

The Special Meeting has been called by the Board of Directors to submit to stockholders for approval the following matters:

1.      The approval, pursuant to Nasdaq listing rules, of the issuance of up to an aggregate of 3,007,092 shares of our common stock upon the exercise of our common stock purchase warrants issued or issuable to an institutional investor and designees of the placement agent in connection with our private placement offering that closed on October 24, 2023 that may be equal to or exceed 20% of our common stock outstanding before such offering (the “Warrant Exercise Proposal”); and

2.      The approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal.

A Proxy Statement describing these matters to be acted upon at the Special Meeting is attached. No other matters will be considered at the Special Meeting.

Your vote is important. The close of business on November 17, 2023 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on November 17, 2023 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

Enclosed is a proxy that will entitle you to vote your shares on the matters presented at the Special Meeting, even if you are unable to attend in person. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Special Meeting, or follow the instructions in the accompanying proxy materials to vote via the internet. Regardless of the number of shares you own, please be sure you are represented at the Special Meeting either by attending in person or by returning your proxy by mail or voting on the internet as soon as possible.

On behalf of Adial Pharmaceuticals, Inc., I thank you for your ongoing interest and investment in our company.

Sincerely,
Cary J. Claiborne
Chief Executive Officer and Director

1180 Seminole Trail, Suite 495
Charlottesville, Virginia 22901

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 11, 2024

December 7, 2023

To the Stockholders of Adial Pharmaceuticals, Inc.:

The Board of Directors (the “Board”) of Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”) has called for a Special Meeting of stockholders (the “Special Meeting”), to be held at 1180 Seminole Trail, Suite 495, Charlottesville, Virginia 22901 on January 11, 2024, beginning at 9:00 a.m. local time, for the following purposes:

1.      Warrant Exercise.    Stockholder approval of the issuance of up to an aggregate of 3,007,092 shares of our common stock upon the exercise of our common stock purchase warrants issued or issuable to an institutional investor and designees of the placement agent in connection with our private placement offering that closed on October 24, 2023 (the “Warrant Exercise Proposal”); and

2.      Adjournment Proposal.    Stockholder approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal.

No other matters will be considered at the Special Meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on November 17, 2023 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of the Special Meeting. The list of the stockholders of record as of the close of business on November 17, 2023 will be made available for inspection at the meeting and will be available for the ten days preceding the meeting at the Company’s offices located at 1180 Seminole Trail, Suite 495 Charlottesville, Virginia 22901.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 11, 2024

On or about December 7, 2023, we will begin mailing this proxy statement. This Notice of Special Meeting of Stockholders and the proxy statement are available at www.adial.com.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INLCUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Cary J. Claiborne
Cary J. Claiborne
Chief Executive Officer

SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

1180 Seminole Trail, Suite 495
Charlottesville, Virginia 22901

SPECIAL MEETING PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 11, 2024

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.001 par value per share (the “common stock”), of Adial Pharmaceuticals, Inc., a Delaware corporation (referred to as “Adial,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Adial of proxies to be voted at our Special Meeting of Stockholders (the “Special Meeting”) to be held on January 11, 2024, beginning at 9:00 a.m., local time at 1180 Seminole Trail, Suite 495, Charlottesville, Virginia 22901, and at any adjournment or postponement of the Special Meeting.

The purpose of the Special Meeting and the matters to be acted on are stated in the accompanying Notice of Special Meeting. No other business will come before the Special Meeting.

Our Board of Directors is soliciting votes (1) FOR approval of the issuance of up to an aggregate of 3,007,092 shares of our common stock upon the exercise of our common stock purchase warrants issued or issuable to an institutional investor and designees of the placement agent in our private placement offering that closed on October 24, 2023 (the “Warrant Exercise Proposal”); (2) FOR the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal (the “Adjournment Proposal”).

On or about December 7, 2023, we will begin mailing this proxy statement. The proxy statement is also available at www.adial.com.

SPECIAL MEETING ADMISSION

All stockholders are welcome to attend the Special Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the record date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you will be required to present proof of your ownership of our common stock on the record date, such as a bank or brokerage account statement and voting instruction card, to be admitted to the Special Meeting.

HOW TO VOTE

Stockholders of Record

If your shares are registered directly in your name with Adial’s transfer agent, VStock Transfer, LLC, you are considered the “stockholder of record” of those shares and this proxy statement is being sent directly to you by Adial. If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Special Meeting. If you choose to have your shares voted by proxy, you may submit a proxy by using the internet (please visit http://www.vstocktransfer.com/proxy and follow the instructions), or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the Special Meeting in accordance with your instructions.

Submit a Proxy by Mail

If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a Proxy by Internet

If you choose to submit a proxy by internet, go to http://www.vstocktransfer.com/proxy to complete an electronic proxy card. Have your proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on January 10, 2024 to be counted.

Submit a Proxy at the Special Meeting

Submitting a proxy by mail or internet will not limit your right to vote at the Special Meeting if you decide to attend in person.

Beneficial Owners of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and this proxy statement is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Special Meeting, you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:     What information is contained in this proxy statement?

A:     The information included in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information.

Q:     How do I get electronic access to the proxy materials?

A:     This proxy statement is available at www.adial.com.

Q:     What items of business will be voted on at the Special Meeting?

A:     The two (2) items of business scheduled to be voted on at the Special Meeting are:

1.      Warrant Exercise.    The approval of the issuance of up to an aggregate of 3,007,092 shares of our common stock upon the exercise of our common stock purchase warrants issued or issuable to an institutional investor and designees of the placement agent in our private placement offering that closed on October 24, 2023; and

2.      Adjournment Proposal.    The approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal.

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

Q.     How does the Board of Directors recommend that I vote?

A:     The Board of Directors recommends that you vote your shares (1) FOR the Warrant Exercise Proposal; and (2) FOR the Adjournment Proposal.

Q:     Who is entitled to vote at the Special Meeting?

A:     Holders of record of our common stock as of the close of business on November 17, 2023, the record date for the Special Meeting, or the Record Date, will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. Holders of record of shares of common stock are entitled to vote on all matters brought before the Special Meeting.

As of the Record Date, there were 1,217,981 shares of common stock outstanding and entitled to vote. Holders are entitled to one vote for each share of common stock outstanding as of the Record Date.

Q.     What shares can I vote?

A:     You may vote or cause to be voted all shares owned by you as of the close of business on November 17, 2023, the record date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder.    If your shares are registered directly in your name on the books of Adial maintained with Adial’s transfer agent, VStock Transfer, LLC, you are considered the “record holder” of those shares, and this proxy statement is sent directly to you by Adial. As the stockholder of record, you have the right to grant your voting proxy directly or to directly vote in person at the Special Meeting.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Special Meeting, instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

If you are a beneficial owner and do not instruct your broker, bank, or nominee how to vote your shares, the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote.

Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that Proposal 1 and Proposal 2 are non-routine matters. Accordingly, your broker, bank or nominee may not vote your shares on Proposal 1 and/or Proposal 2 without your instructions. Because there are no routine matters on which brokers, banks or other nominees can vote without instruction at the Special Meeting, no broker non-votes are expected at the Special Meeting.

Q:     Can I change my vote or revoke my proxy?

A:     You may change your vote or revoke your proxy at any time before the final vote at the Special Meeting. To change your vote or revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Adial Pharmaceuticals, Inc., 1180 Seminole Trail, Suite 495 Charlottesville, Virginia 22901; (2) submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card; (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date; or (4) by appearing at the Special Meeting in person and voting your shares. Attendance at the meeting will not, by itself, change or revoke a proxy unless you specifically so request.

For shares you hold beneficially, you may change or revoke your vote by following instructions provided by your broker, bank or nominee.

Q:     What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:     If you provide specific instructions, your shares will be voted as you instruct. If you are a record holder and submit your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely (1) FOR the Warrant Exercise Proposal; and (2) FOR the Adjournment Proposal.

Q:     What is a quorum and why is it necessary?

A:     Conducting business at the Special Meeting requires a quorum. The presence, either in person or by proxy, of holders of 33.4% of the outstanding shares of stock entitled to vote on November 17, 2023 are necessary to constitute a quorum. Because, as mentioned above, banks, brokers and nominee holders of record will not have discretionary voting authority with respect to any of the proposals to be considered at the Special Meeting, if a beneficial owner of shares held in “street name” does not give voting instructions to the broker, bank or nominee holder of record, such shares will not be considered present or represented by proxy at the Special Meeting, which means such shares will not be included in determining whether a quorum is present. Abstentions, on the other hand, will be included in determining whether a quorum is present. If you hold your shares in street name, we encourage you to provide voting instructions to the broker, bank or nominee that holds your shares. If there is no quorum, the chairperson of the meeting or the holders of a majority of the shares represented at the meeting may adjourn the meeting to another date.

Q:     What is the voting requirement to approve each of the proposals?

A:     Proposal 1 — Warrant Exercise Proposal. To be approved, Proposal 1 (the Warrant Exercise Proposal), must receive FOR votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the Special Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes are not expected to be present at this meeting because there are no routine matters expected to be voted on.

Proposal 2 — Adjournment Proposal. To be approved, Proposal 2 (the Adjournment Proposal), must receive FOR votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the Special Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes are not expected to be present at this meeting because there are no routine matters expected to be voted on.

We recommend you vote FOR the two (2) proposals.

Q:     What should I do if I receive more than one proxy statement?

A:     You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q:     Where can I find the voting results of the Special Meeting?

A:     We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:     Who will count the votes?

A:     One or more inspectors of election will tabulate the votes.

Q:     Is my vote confidential?

A:     Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Adial or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:     Who will bear the cost of soliciting votes for the Special Meeting?

A:     The Board of Directors is making this solicitation on behalf of Adial, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies for the Special Meeting. We will pay D. F. King & Co., Inc. fees of not more than $7,500 plus expense reimbursement for its services. Please contact (866) 796-6867 with any questions you may have regarding our proposals. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation.

Q:     When are stockholder proposals and director nominations due for next year’s annual meeting?

A:     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June 1, 2024, to the attention of the Corporate Secretary of Adial Pharmaceuticals, Inc. at 1180 Seminole Trail, Suite 495, Charlottesville, Virginia 22901 and you must comply with all applicable requirements of Rule 14a-8 (“Rule 14a-8”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders of record may also submit a proposal (including a director nomination) in accordance with Adial’s amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), but does not intend to have included in the proxy materials prepared by the Company in connection with the 2024 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above no later than the 90th day nor earlier than the 120th day before the first anniversary of the prior year’s meeting. However, if we hold the 2024 Annual Meeting on a date that is not within 30 days before or after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by us. See “STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING” elsewhere in this proxy statement for additional information regarding stockholder proposals and director nominations at our 2024 Annual Meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 3, 2024. If such meeting date is changed by more than 30 days, then notice pursuant to Rule 14a-19 must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

Q:     Who can help answer my questions?

A:     If you have any questions about the Special Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Adial Pharmaceuticals, Inc., at 1180 Seminole Trail, Suite 495, Charlottesville, Virginia 22901 or by phone at (434) 422-9800.

PROPOSAL NO. 1 — THE WARRANT EXERCISE PROPOSAL

Background

We are seeking stockholder approval for the issuance of up to 3,007,092 shares of our common stock upon the exercise of common stock purchase warrants that were issued or issuable in our private placement offering (the “Private Placement”) that closed on October 24, 2023 as contemplated by Nasdaq Listing Rules.

On October 19, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) for the issuance and sale in the Private Placement of (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,418,440 shares of our common stock at an exercise price of $0.001 per share, (ii) series A warrants (the “Series A Warrants”) to purchase up to 1,418,440 shares of our common stock at an exercise price of $2.82 per share, and (iii) series B warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase up to 1,418,440 shares of our common stock at an exercise price of $2.82 per share.

The Series A Warrants are exercisable at any time on or after the earlier of (i) if permitted by the rules and regulations of the Nasdaq Stock Market, upon the payment by the Investor of $0.125 per share in addition to the exercise price of $2.82 per share, and (ii) the Stockholder Approval Date, which is the date on which our stockholders approve the issuance of all of the shares of common stock upon exercise of the Warrants (the “Initial Exercise Date”), and have a term of exercise equal to five and one-half years from the date of issuance. The Series B Warrants are exercisable at any time on or after the Initial Exercise Date and have a term of exercise equal to eighteen months from the date of issuance. The combined purchase price for one Pre-Funded Warrant and the accompanying Warrants was $2.819. The Nasdaq Stock Market has informed us that it will not permit the exercise of Warrants upon the payment by the Investor of $0.125 per share in addition to the exercise price of $2.82 per share and therefore the Warrant will only be exercisable upon the Stockholder Approval Date. The Private Placement closed on October 24, 2023.

A holder of the Pre-Funded Warrants and the Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or the Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of October 19, 2023, with the Investor, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock underlying the Pre-Funded Warrants and the Warrants no later than 20 days after the date of the Registration Rights Agreement, to use its commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event not more than 45 days following the date of the Registration Rights Agreement (or 75 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC), and to keep such registration statement effective at all times until (i) the Investor does not own any Warrants or shares issuable upon exercise thereof or (ii) the shares issuable under the Warrants may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. Accordingly, we filed a registration statement on Form S-1 registering the shares issuable under the Warrants on November 8, 2023, which was declared effective on November 17, 2023.

The net proceeds to us from the Private Placement were approximately $3.5 million, after deducting placement agent fees and expenses and estimated offering expenses payable by us. We intend to use the net proceeds received from the Private Placement for general corporate purposes, including general and administrative expenses, working capital and to support regulatory and clinical activities related to AD04, the Company’s lead investigational drug product for the treatment of Alcohol Use Disorder (AUD).

H.C. Wainwright & Co., LLC (“Wainwright”) served as our exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of September 27, 2023, as amended, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, we paid Wainwright (i) a cash fee equal to 7.0% of the aggregate gross proceeds of the Private Placement, (ii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement, (iii) a non-accountable expense allowance of $25,000, and

(iv) $50,000 for legal fees and other out-of-pocket expenses. In addition, the Company issued to Wainwright or its designees warrants to purchase up to 85,106 shares of common stock (the “Initial Placement Agent Warrants”), which represents 6.0% of the aggregate number of shares of common stock underlying the Pre-Funded Warrants sold in the private placement. The Placement Agent Warrants have substantially the same terms as the Series A Warrants, except that the Placement Agent Warrants have an exercise price equal to $3.525, or 125% of the offering price per share of common stock underlying the Pre-Funded Warrants sold in the Private Placement. In addition, pursuant to the Engagement Letter, upon any exercise for cash of the Series B Warrants, we shall pay Wainwright (i) a cash fee of 7.0% of the aggregate gross exercise price paid in cash and (ii) a management fee of 1.0% of the aggregate gross exercise price paid in cash, and further issue to Wainwright (or its designees) warrants to purchase shares of common stock equal to 6.0% of the aggregate number of shares of common stock underlying the Series B Warrants that have been exercised having the same terms as the Placement Agent Warrants issued in connection with the Private Placement (the “Additional Placement Agent Warrants, and together with the Initial Placement Agent Warrants, the “Placement Agent Warrants”).

Pursuant to the terms of the Purchase Agreement, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on October 19, 2023 and expiring 60 days from the Effective Date (as defined in the Purchase Agreement). Furthermore, we are also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on October 19, 2023 and expiring one year from such Effective Date. The Effective Date is defined in the Purchase Agreement as the earliest of the date that (a) the initial registration statement contemplated by the Registration Rights Agreement has been declared effective by the SEC, (b) all of the shares of common stock underlying the Pre-Funded Warrants and the Warrants have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the closing of the Private Placement provided that the holder of the shares underlying the Warrants is not an affiliate of the Company, or (d) all of the shares underlying the Warrants may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and the holders of such shares underlying the Warrants shall have received an opinion from Company legal counsel reasonably acceptable to them.

Reasons for the Private Placement

As of June 30, 2023, our cash and cash equivalents were approximately $1.2 million. In October 2023, our Board determined that it was necessary to raise additional funds for general corporate purposes.

We believe that the Private Placement, which yielded gross proceeds of $4 million, was necessary in light of the Company’s cash and funding requirements at the time. In addition, at the time of the Private Placement, our Board considered numerous other alternatives to the transaction, none of which proved to be feasible or, in the opinion of our Board, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Private Placement.

Description of Warrants

Pursuant to Nasdaq Stock Market Rule 5635(d), the Warrants and the Placement Agent Warrants will not be exercisable until our stockholders approve (“Warrant Approval”) the issuance of shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants (“Warrant Shares”). Pursuant to the Purchase Agreement, we are required to hold an annual or special meeting of stockholders on or prior to January 22, 2024, which is ninety (90) days following October 24, 2023, the closing date of the Private Placement, for the purpose of obtaining Warrant Approval. We have agreed with the Investor that if we do not obtain Warrant Approval at the first meeting that is called, we will call an additional stockholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the Warrants are no longer outstanding.

Set forth below is a summary of the terms of the Warrants. Except as described below, the Placement Agent Warrants have substantially the same terms as the Series A Warrants.

Exercisability

The Warrants each have an initial exercise price of $2.82 per share and are exercisable beginning on the date the Warrant Approval is obtained, if at all. The Series A Warrants expire five and half years after the issuance date and the Series B Warrants expire 18 months after the issuance date. The Initial Placement Agent Warrants have an initial exercise price of $3.525 per share and are exercisable beginning on the date the Warrant Approval is obtained, if at all. The Additional Placement Agent Warrants will have an initial exercise price of $3.525 per share and will be exercisable upon issuance. The Placement Agent Warrants expire five and half years after the issuance date.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Failure to Timely Deliver Shares

If we fail to deliver to the holder a certificate representing shares issuable upon exercise of a Warrant or to credit the holder’s balance account with Depository Trust Company for such number of shares of common stock to which the holder is entitled upon the holder’s exercise of the Warrant, in each case, by the delivery date set forth in the Warrant, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the Warrant Shares which the holder anticipated receiving upon such exercise, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that we were required to deliver to the holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the applicable Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our exercise and delivery obligations. In addition, if we fail to deliver to the holder any common stock pursuant to a validly-exercised Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day for each $1,000 of shares of common stock exercised but not delivered (and rising to $20 per trading day beginning on the fifth trading day after the Warrant Share delivery date) until such time the shares of common stock are delivered or the holder rescinds such exercise.

Exercise Limitation

In general, a holder of the Warrants does not have the right to exercise any portion of a Warrant if the holder (together with its Attribution Parties (as defined in the Warrant) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Cashless Exercise

If, at the time a holder exercises its Warrants on a date that is after the 90th day anniversary of the Warrant issuance date, a registration statement registering the issuance of the Warrant Shares under the Securities Act of 1933, as amended, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrant.

Adjustment for Stock Splits

The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including sales of additional shares of common stock, stock dividends, stock splits, and combinations of our common stock.

Dividends or Distributions

If we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Warrants, then, in each such case, the holders of the Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the Warrants.

Purchase Rights

If we grant, issue or sell any shares of our common stock or securities exercisable for, exchangeable for or convertible into our common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our common stock, referred to as Purchase Rights, then each holder of the Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the Warrants immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Fundamental Transaction

If a Fundamental Transaction (as defined below) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. Additionally, upon consummation of a Fundamental Transaction pursuant to which holders of shares of our common stock are entitled to receive securities or other assets with respect to or in exchange for shares of our common stock, we will make appropriate provision to ensure that the holder will thereafter have the right to receive upon an exercise of the Warrants at any time after the consummation of the Fundamental Transaction but prior to the applicable expiration date of the Warrants, in lieu of shares of our common stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, at the option of each holder (without regard to any limitation in the Warrant on the exercise of the Warrants), the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrants been exercised immediately prior to such Fundamental Transaction.

If holders of our common stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants, following such Fundamental Transaction. These provisions apply similarly and equally to successive Fundamental Transactions and other corporate events described in the Warrants and will be applied without regard to any limitations on the exercise of the Warrants.

Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes Value (as defined in each Warrant) of the remaining unexercised portion of the Warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board of Directors, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

A “Fundamental Transaction” is defined in the Warrants to mean (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another person, (ii) we or any subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock or 50% or more of the voting power of the common equity, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our common stock or 50% or more of the voting power of the common equity.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned. There is currently no trading market for the Warrants and a trading market is not expected to develop.

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their Warrants.

Amendments

The Warrants may be amended with the written consent of the holders of a majority of the Warrant Shares underlying the Warrants that are outstanding as of such date and us. The Placement Agent Warrants may be amended with the written consent of the holder of such Placement Agent Warrant and us.

Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.

Reasons for the Warrant Exercise Proposal

Our common stock is listed on The Nasdaq Capital Stock Market (“Nasdaq”) and trades under the ticker symbol “ADIL.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the Private Placement for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. The closing price of our common stock on Nasdaq on October 18, 2023, the trading date immediately preceding the signing of the Purchase Agreement, was $2.775 per share. In order to comply with Nasdaq Listing Rule 5635(d), the Warrants and the Placement Agent Warrants are not exercisable until Shareholder Approval is obtained.

We are seeking stockholder approval for the issuance of up to an aggregate of 3,007,092 shares of our common stock upon the exercise of the Warrants and the Placement Agent Warrants that were issued or are issuable. Effectively, stockholder approval of this Warrant Exercise Proposal is one of the conditions for us to receive up to an additional approximately $8.6 million (before deducting expenses and placement agent fees) upon the exercise of the Warrants and the Placement Agent Warrants, if exercised for cash. Loss of these potential funds could adversely impact our ability to fund our operations.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the securities purchase agreement, as the Private Placement has already been completed. We are only asking for approval to issue the Warrant Shares upon exercise of the Warrants and the Placement Agent Warrants.

Potential Consequences if Proposal No. 1 is Not Approved

The failure of our stockholders to approve this Proposal No. 1 will mean that: (i) we cannot permit the exercise of the Warrants and the Placement Agent Warrants and (ii) may incur substantial additional costs and expenses.

Each Series A Warrants and Series B Warrant has an initial exercise price of $2.82 per share and each Placement Agent Warrant has, or will have, an initial exercise price of $3.525 per share. Accordingly, we would realize an aggregate of up to approximately $8.6 million in gross proceeds before deducting expenses and fees that we will owe to H.C. Wainwright & Co., LLC, the placement agent in connection with the Private Placement, if all the Warrants and Placement Agent Warrants were exercised for cash. If the Warrants and Placement Agent Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

In addition, in connection with the Private Placement and the issuance of Warrants, we have agreed to seek stockholder approval every 90 days until our stockholders approve the issuance of the Warrant Shares. We are required to seek such approval until such time as none of the Warrants are outstanding which could result in us seeking such approval every 90 days for five and one half years. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations and advance the clinical trials, regulatory approvals for, and commercialization of our products and product candidates.

Potential Adverse Effects of the Approval of Proposal No. 1

If this Proposal No. 1 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the Warrant Shares upon exercise of the Warrants. Assuming the full exercise of the Warrants and the Placement Agent Warrants, an aggregate of 3,007,092 additional shares of common stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate, or our Amended and Restated Bylaws, as amended, with respect to the Warrant Exercise Proposal.

Required Vote

The affirmative vote from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Warrant Exercise Proposal at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. As noted above, we believe that this proposal and Proposal 2 will be considered “non-routine” and therefore broker non-votes are not expected to be present at this meeting.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” Proposal No. 1 to approve the Warrant Exercise Proposal.

PROPOSAL NO. 2 — THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Proposal

The Board believes that if the number of shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting is insufficient to approve Proposal No. 1 (the Warrant Exercise Proposal), it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Warrant Exercise Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Warrant Exercise Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our common stock will vote against the Warrant Exercise Proposal, we could adjourn or postpone the Special Meeting without a vote on the proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Warrant Exercise Proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal is required to approve this proposal. Abstentions will be counted and will have the same effect as a vote AGAINST this proposal. As noted above, we believe that this proposal and Proposal 1 will be considered “non-routine” and therefore broker non-votes are not expected to be present at this meeting.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” Proposal No. 2 to approve the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 17, 2023, with respect to the beneficial ownership of our common stock by each of the following:

•        each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•        each of our directors;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

As of November 17, 2023, we had 1,217,981 shares of common stock outstanding.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of options, warrants or other rights that are either immediately exercisable or exercisable on or within 60 days of November 17, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each of the individuals and entities listed in this table is c/o Adial Pharmaceuticals, Inc., 1180 Seminole Trail, Suite 495, Charlottesville, Virginia 22901.

Name and address of beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and named executive officers
Cary J. Claiborne (Chief Executive Officer, President, and Director)(1)	69,047	5.63%
Joseph Truluck (Chief Financial Officer)(2)	35,538	2.86%
J. Kermit Anderson (Director)(3)	5,645	*
Robertson H. Gilliland, MBA (Director)(4)	5,645	*
Bankole Johnson, DSc, MD (Chief Medical Officer)(5)	32,577	2.65%
James W. Newman, Jr. (Director)(6)	19,871	1.62%
Kevin Schuyler, CFA (Director)(7)	12,043	*
Tony Goodman (Director)(8)	6,746	*
William B. Stilley (Former Executive Vice President and Director and Former CEO of Purnovate, Inc.)(9)	51,513	4.23%
All current executive officers and directors as a group (8 persons)(10)	187,112	14.47%

____________

*        less than 1%

(1)      Comprised of 60,799 shares of common stock and an option to purchase 8,248 shares of common stock which will vest within 60 days of November 17, 2023, which shares were part of total option grants to purchase 19,866 shares of our common stock.

(2)      Comprised of 10,605 shares of our common stock. Includes option to purchase 24,933 shares of common stock, which will vest within 60 days of November 17, 2023, which shares were part of a total option grant to purchase 30,405 shares of our common stock.

(3)      Includes option to purchase 5,645 shares of common stock which will vest within 60 days of November 17, 2023, which shares were part of total option grants to purchase 7,823 shares of our common stock.

(4)      Includes option to purchase 5,645 shares of common stock which will vest within 60 days of November 17, 2023, which shares were part of total option grants to purchase 7,823 shares of our common stock.

(5)      Includes (i) 5,929 shares of our common stock, owned by En Fideicomiso De Mi Vida 11/23/2010 (Trust); (ii) 3,720 shares of our common stock owned by En Fidecomiso de Todos Mis Suenos Grantor Retained Annuity Trust dated June 27, 2017; (iii) 8,041 shares of our common stock and a warrant to purchase 131 shares of our common stock having an exercise price of $190.86, both owned directly by Bankole A. Johnson; (iv) 892 shares of our common stock owned by En Fideicomiso De Mis Suenos 11/23/2010 (Trust); (v) 403 shares of our common stock owned by De Mi Amor 11/23/2010 (Trust); (vi) an aggregate of 372 shares of our common stock owned by Efunbowale Johnson, Ade Johnson, Lola Johnson, Lina Tiouririne, and Aida Tiouririne from whom Dr. Johnson has an voting proxy, (vi) 1,618 shares of our common stock owned by Medico-Trans Company, LLC. Medico-Trans Company, LCC is controlled by Bankole Johnson. Dr. Johnson is the Trustee of each Trust. Includes option to purchase 11,473 shares of common stock which will have been vested within 60 days of November 17, 2023, which shares were part of total option grants to purchase 13,223 shares of our common stock.

(6)      Includes (i) 6,117 shares of common stock, a warrant to purchase 216 shares of our common stock having an exercise price of $0.13 per share, and a warrant to purchase 198 shares of our common stock having an exercise price of $190.86 per share, all owned by Virga Ventures, LLC; (ii) 1,646 shares of our common stock and a warrant to acquire 94 shares of our common stock having an exercise price of $190.86 per share, all owned by Newman GST Trust FBO James W. Newman Jr; (iii) 2,008 shares of our common stock and a warrant to acquire 47 shares of our common stock having an exercise price of $190.86 per share, both owned by Ivy Cottage Group, LLC.; (iv) 13,079 shares of our common stock, a warrant to acquire 108 shares of our common stock having an exercise price of $0.13 per share, and a warrant to acquire 28 shares of our common stock having an exercise price of $190.86 per share, all owned by Rountop Limited Partnership, LLP; (v) 1,385 shares of common stock held in a Roth IRA for the benefit of Mr. Newman; (vi) 800 shares of common stock owned directly by Mr. Newman, and (vii) 200 shares of common stock owned by Courtney Newman, daughter of Mr. Newman. Mr. Newman is the sole member of Virga Ventures, LLC, the general partner of Ivy Cottage Group, LLC and Rountop Limited Partnership, LLP, and Trustee of the Newman GST Trust. Includes option to purchase 5,645 shares of common stock which will vest within 60 days of November 17, 2023, which shares were part of total option grants to purchase 7,823 shares of our common stock.

(7)      Includes (i) 121 shares of our common stock, a warrant to acquire 78 shares of our common stock at an exercise price of $0.13 per share, and a warrant to acquire 46 shares of common stock at exercise price of $190.86, owned by Carolyn M. Schuyler, Mr. Schuyler’s wife, (ii) warrant to acquire 40 shares common stock at exercise price of $0.13 per share and warrant to acquire 345 shares common stock at exercise price of $190.86 per share, all owned by the Kevin William Schuyler 2020 Irrevocable Perpetuities Trust, for which Mr. Schuyler’s wife Carolyn M. Schuyler, is trustee, and (iii) 5,768 shares of common stock, all owned directly by MVA 151 Investors, LLC. MVA 151 Investors, LLC is an entity under Mr. Schuyler’s control. Includes option to purchase 5,645 shares of common stock which will vest within 60 days of November 17, 2023, which shares were part of total option grants to purchase 7,823 shares of our common stock.

(8)      Includes 350 shares of our common stock. Mr. Goodman has also been granted an option to purchase 9,046 shares of our common stock, of which 6,396 are vested and exercisable within 60 days of November 17, 2023.

(9)      Includes (i) 37,573 shares of common stock and a warrant to acquire 218 shares of our common stock having an exercise price of $190.86 per share; (ii) 13,330 shares of common stock and a warrant to acquire 392 shares of our common stock having an exercise price of $190.86 per share owned by Mr. Stilley and his wife Anne T. Stilley. Does not include (x) 223 shares of our common stock owned by the Meredith A. Stilley Trust dtd 11/23/2010; (y) 223 shares of our common stock owned by the Morgan J. Stilley Trust dtd 11/23/2010; and (z) 223 shares of our common stock owned by the Blair E. Stilley Trust dtd 11/23/2010. The trusts are for the benefit of Mr. Stilley’s children and Mr. Stilley is not the trustee. Mr. Stilley disclaims beneficial ownership of these shares except to the extent of any pecuniary interest he may have in such shares. The number of shares reported for Mr. Stilley represents the number of shares he and the trusts received in connection with the corporate conversion/reincorporation and subsequent stock issuances. Does not include the option to purchase 51,865 shares of common stock were vested at November 17, 2023, which shares were part of total option grants originally to purchase 56,698 shares of our common stock, but which were reduced to 51,865 with the cancellation of options unvested on September 18, 2023, the date of Mr. Stilley’s resignation. If unexercised, as these options will be cancelled on December 17, 2023, which is 90 days from the date of Mr. Stilley’s resignation.

(10)    Includes all of the current directors and all of the current named executive officers.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS (“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Adial stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Adial Pharmaceuticals, Inc., Attention: Corporate Secretary, 1180 Seminole Trail, Suite 495, Charlottesville, Virginia 22901 or by calling us at (434) 422-9800. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Stockholders who intend to present proposals at the 2024 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than June 1, 2024. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2024 proxy materials.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2024 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2024 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. However, if we hold the 2024 Annual Meeting on a date that is not within 30 days before or 30 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. As a result, stockholders who intend to present proposals at the 2024 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on July 5, 2024, and no later than the close of business on August 4, 2024, provided our 2024 Annual Meeting is not 30 days before or after November 2, 2024. In addition, the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal and each proposal and nomination that such stockholder intends to present at the 2024 Annual Meeting. All proposals should be addressed to the Corporate Secretary, Adial Pharmaceuticals, Inc., 1180 Seminole Trail, Suite 495, Charlottesville, Virginia 22901.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 3, 2024. If such meeting date is changed by more than 30 days, then notice pursuant to Rule 14a-19 must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

By order of the Board of Directors,
Cary J. Claiborne
Chief Executive Officer and
Chairman of the Board of Directors

ADIAL PHARMACEUTICALS, INC.
1180 Seminole Trail, Suite 495
Charlottesville, Virginia 22901

SPECIAL MEETING OF STOCKHOLDERS — JANUARY 11, 2024
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Adial Pharmaceuticals, Inc. hereby constitutes and appoints Cary J. Claiborne and Joseph Truluck as attorneys and proxies, with full power of substitution, to appear, attend and vote all of the shares of common stock standing in the name of the undersigned at the Special Meeting of Stockholders to be held at 1180 Seminole Trail, Suite 495, Charlottesville, Virginia 22901 on January 11, 2024, beginning at 9:00 a.m., local time, and at any adjournments or postponements thereof, upon the following:

Proposal One: Approval of the issuance of up to an aggregate of 3,007,092 shares of our common stock upon the exercise of our common stock purchase warrants issued or issuable to an institutional investor and designees of the placement agent in connection with our private placement offering that closed on October 24, 2023 that may be equal to or exceed 20% of our common stock outstanding before such offering.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal Two: Approval of an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposal One.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, trustee, etc., if applicable, and return the proxy in the enclosed postage-paid envelope as promptly as possible. It is important to return this proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. A corporation must sign in its name by the president or other authorized officer. All co-owners and each joint owner must sign.

Please check if you intend to be present at the meeting: ☐

Date:
Signature:
Signature:
Title:

☐ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future.

EMAIL ADDRESS:

Voting Instructions

You may vote your proxy in the following ways:

☐	Via Internet:
☐	Login to https://voteproxy.com/Adial Pharmaceuticals
☐	Enter your control number (12 digit number located below)
☐	Via Mail:
VStock Transfer Company c/o Proxy Department 18 Lafayette Place Woodmere, NY 11598

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on January 10, 2024.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.